              As filed with the Securities and Exchange Commission
                              on October 17, 1997
                                                     Registration No. 333 - ____

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                        CORPORATEFAMILY SOLUTIONS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    TENNESSEE
          --------------------------------------------------------------
          (State or other jurisdiction of incorporation or organization)

                                   62-1302117
                      ------------------------------------
                      (I.R.S. employer identification no.)

                        209 TENTH AVENUE SOUTH, SUITE 300
                            Nashville, TN 37203-4173
                    ---------------------------------------
                    (Address of principal executive offices)

                   AMENDED AND RESTATED 1987 STOCK OPTION PLAN
                            1996 STOCK INCENTIVE PLAN
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            1997 STOCK INCENTIVE PLAN
                       1997 OUTSIDE DIRECTOR'S INCENTIVE PLAN
                   --------------------------------------------
                            (Full title of the plan)

                               MICHAEL E. HOGREFE
                        209 TENTH AVENUE SOUTH, SUITE 300
                            Nashville, TN 37203-4173
                      --------------------------------------
                      (Name and address of agent for service)

                                 (615) 256-9915
          ------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                   Proposed maximum       Proposed maximum          Amount of
Title of securities            Amount to be         offering price         aggregate offering       registration
to be registered                registered           per share(1)             price(1)                fee
------------------------------------------------------------------------------------------------------------------
Common Stock                  1,707,696 shares      $16.625                $28,390,446              $8,604

------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of determining the amount of the registration fee. Such estimates have been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, and are based on the average of the high and low price per share of the Registrant's Common Stock as reported on The Nasdaq Stock Market's National Market (the "National Market") on October 10, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents previously filed by CorporateFamily Solutions, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         1. The Registrant's Final Prospectus filed pursuant to Rule 424(b) under the Securities Act, as amended (the "Securities Act"), in connection with the Registrant's Registration Statement on Form S-1 (Registration No. 333-29523); and

         2. The description of the Registrant's Common Stock, no par value per share (the "Common Stock"), contained in the Registant's Registration Statement on Form 8-A, dated July 8, 1997, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

         All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4.  Description of Securities

      Inapplicable

Item 5.           Interests of Named Experts and Counsel.

         The validity of the shares of Common Stock registered hereby will be passed upon for the Registrant by Bass, Berry & Sims PLC, Nashville, Tennessee. Certain members of Bass, Berry & Sims PLC beneficially own 14,280 shares of Common Stock.

Item 6.           Indemnification of Directors and Officers.

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if (i) such person acted in good faith;
(ii) in the case of conduct in an official capacity, the director or officer reasonably believed such conduct was in the corporation's best interests; (iii) in all other cases, the director or officer reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (iv) in connection with any criminal proceeding, the director or officer had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his stems as an officer or director of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) he was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (ii) he was adjudged liable on the basis that personal benefit was improperly received by him; or (iii) he breached his duty of care to the corporation.

         The Registrant's Charter provides that to the fullest extent permitted by Tennessee law, no director shall be personally liable to the Registrant or its shareholders for monetary damages for breach of any fiduciary duty as a director. Under the TBCA, this Charter provision relieves the Registrant's directors from personal liability to the Registrant or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from a judgment or over final adjudication establishing (i) a breach of the director's duty of loyalty; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) unlawful distributions; or (iv) receipt of an improper personal benefit. In addition, the Registrant's Bylaws provide each director or officer of the Registrant shall be indemnified by the Registrant to the fullest extent allowed by Tennessee law.

         Registrant has entered into indemnification agreements with each of its directors and executive officers. These indemnification agreements also provide for the indemnification by the Registrant of such directors and executive officers for liability for acts and omissions as directors and executive officers of the Registrant.

         The Company has purchased a directors and officers insurance policy providing coverage for certain liabilities of the Company's officers and directors.

Item 7.           Exemption From Registration Claimed.

         Inapplicable.

Item 8.           Exhibits.

         See Exhibit Index (page II-7).

Item 9.           Undertakings.

         A. The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 16th day of October, 1997.

                             CORPORATE FAMILY SOLUTIONS, INC.

                             By: /s/ Marquerite W. Sallee
                                 -----------------------------------------
                                 Marquerite W. Sallee
                                 President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Marguerite W. Sallee and Michael E. Hogrefe, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, In any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                               Title                                                  Date
---------                               -----                                                  ----
/s/ Marquerite W. Sallee         President and Chief Executive Officer                    October 16, 1997
-------------------------------     (Principal Executive Officer)
Marquerite W. Sallee

/s/ Michael E. Hogrefe           Executive Vice President, Chief                          October 16, 1997
-------------------------------      Financial Officer and Secretary
Michael E. Hogrefe                   (Principal Financial and Accounting Officer)

/s/ Robert D. Lurie              Chairman of the Board                                    October 16, 1997
-------------------------------      and Director
Robert D. Lurie

/s/ Lamar Alexander              Vice Chairman of the Board                               October 16, 1997
-------------------------------      and Director
Lamar Alexander

                                 Director
-------------------------------
JoAnne Brandes

/s/ Jerry L. Calhoun             Director                                                 October 16, 1997
-------------------------------
Jerry L. Calhoun

/s/ Thomas G. Cigarran           Director                                                 October 16, 1997
-------------------------------
Thomas G. Cigarran

/s/ E. Townes Duncan             Director                                                 October 16, 1997
-------------------------------
E. Townes Duncan

/s/ Joseph J. Guzzo              Director                                                 October 16, 1997
-------------------------------
Joseph J. Guzzo

                                  EXHIBIT INDEX

  Exhibit
  Number                            Description
  ------                            -----------
4.1           Amended and Restated Charter of Corporate Family Solutions,
              Inc. (incorporated by reference to Exhibit 3.1 of the Registrant's
              Registration Statement on Form S-1, as amended, (File No. 333-
              29523, filed with the Commission on June 18, 1997)

4.2           Amended and Restated Bylaws of Corporate Family Solutions,
              Inc. (incorporated by reference to Exhibit 3.2 of the Registrant's
              Registration Statement on Form S-1, as amended, (File No. 333-
              29523, filed with the Commission on June 18, 1997)

4.3           Amended and Restated 1987 Stock Option Plan

4.4 1996 Stock Incentive Plan Amended (incorporated by reference to Exhibit 10.4 of the Registrant's Registration Statement on
              Form S-1, as amended, (File No. 333-29523, filed with the Commission on June 18, 1997)

4.5 1997 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 of the Registrant's Registration Statement on
              Form S-1, as amended, (File No. 333-29523, filed with the Commission on June 18, 1997)

4.6 1997 Stock Incentive Plan Amended (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on
              Form S-1, as amended, (File No. 333-29523, filed with the Commission on June 18, 1997)

4.7 1997 Outside Directors' Incentive Plan (incorporated by reference to Exhibit 10.14 of the Registrant's Registration
              Statement on Form S-1, as amended, (File No. 333-29523, filed with the Commission on June 18, 1997)

5             Opinion of Bass, Berry & Sims PLC:

23.1          Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

  Exhibit
  Number                            Description
  ------                            -----------
23.2          Consent of Arthur Andersen LLP

23.3          Consent of Arthur Andersen LLP

23.4          Consent of Trien, Rosenberg, Rosenberg, Weinberg, Ciullo &
              Fazzari, LLP

24            Power of Attorney (included on page II-5)